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                                                                   EXHIBIT 23.9

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated May 28, 1998, on the financial statements of Brink Electric Construction Co. included in or made a part of this registration statement and to all references to our firm in this registration statement.


                                                       /s/ KETEL THORSTENSON, LP
                                                       Ketel Thorstenson, LP

Rapid City, South Dakota
September 11, 1998